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                                                                EXHIBIT 99.1


FOR IMMEDIATE RELEASE


INVESTOR CONTACT:
Elizabeth Boland:  617-673-8000

MEDIA CONTACT:
Ilene Hoffer:      617-673-8000



                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                      FIRST QUARTER 2006 FINANCIAL RESULTS


BOSTON, MA - (April 26, 2006) - Bright Horizons Family Solutions, Inc. (Nasdaq:
BFAM) today announced financial results for the first quarter ended March 31, 2006.

Earnings per diluted share of $0.36 in the quarter ended March 31, 2006 increased 20% from $0.30 per diluted share for the quarter ended March 31, 2005. Revenue for the first quarter of 2006 increased 12% to $169.1 million from $150.8 million for the same quarter last year. Net income for the first quarter of 2006 increased 20% to $10.0 million from $8.4 million in the first quarter of 2005. In conjunction with the January 1, 2006 adoption of Statement of Financial Accounting Standard No. 123R, which resulted in the expensing of stock-based compensation costs, earnings per diluted share decreased by approximately $0.02 for the first quarter of 2006 compared to the same 2005 period.

"It was a solid start to the year for Bright Horizons, and we are very pleased with this quarter's results," commented David Lissy, Chief Executive Officer. "We added five new centers to our network in the first quarter - three centers in the US and two in the UK. Included in these additions were two new back-up centers, building on our position as the largest provider of back-up solutions for clients and families who need alternative solutions for care when their primary care solutions break down. We also added three full-service centers - including two in the UK - the first of a relatively larger class of organic centers under development and scheduled to open through the end of 2006 and into 2007." The Company closed four centers in the US during the first quarter of 2006 and, as part of its 2006 UK operating plan, closed six centers in the UK during the same period. As of March 31, 2006, Bright Horizons operated 611 child care and early education centers with the capacity to serve more than 66,200 children and families.

"Our Backup division is now fully integrated and we announced to clients this quarter our new Back-Up Care Advantage Program, scheduled to launch this summer," said Lissy. "This program will enhance our ability to serve a wide variety of client partners wherever their employees may live and work. Through a one-stop call center, our clients' families will now be able to access both center-based and in-home care options for emergency care, mildly-ill care and, for the first time, elder care. Working families struggle with the dual issues of raising children and providing care and support for aging parents, and this new program will bring much needed back-up services that will enable these families to better integrate the many challenges of work and life."


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Bright Horizons Family Solutions will host an investor conference call today at
4:30 p.m. ET. The public is invited to listen to the conference call by dialing 706-679-4144 and entering conference ID# 7811172. Replays of the entire call will be available through May 12, 2006 at 706-645-9291, PIN# 7811172. The conference call will also be webcast and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is available on the Web site.

                                      ####

Bright Horizons Family Solutions is the world's leading provider of employer-sponsored child care, early education and work/life consulting services, managing more than 600 early care and family centers in the United States, the United Kingdom, Ireland and Canada. Bright Horizons serves more than 600 clients, including more than 95 FORTUNE 500 companies and 65 of the "100 Best Companies" as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For."

This press release contains forward-looking statements which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) enroll families in new as well as existing centers, and 3) open new centers and integrate acquisitions, as well as other factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission.

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                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)




                                                                     Three months ended
                                                  -----------------------------------------------------
                                                           3/31/2006                   3/31/2005
                                                  ------------------------      -----------------------

Revenue                                           $ 169,139         100.0%      $ 150,758        100.0%

Cost of services                                    136,234          80.5%        123,855         82.2%
                                                  ---------     ---------       ---------       ------
Gross profit                                         32,905          19.5%         26,903         17.8%

Selling, general and administrative expenses         15,185           9.0%         12,559          8.3%
Amortization                                            610           0.4%            376          0.2%
                                                  ---------     ---------       ---------       ------

Income from operations                               17,110          10.1%         13,968          9.3%

Net interest income                                     118           0.1%            227          0.1%
                                                  ---------     ---------       ---------       ------

Income before income taxes                           17,228          10.2%         14,195          9.4%

Income tax provision                                 (7,238)         -4.3%         (5,836)        -3.9%
                                                  ---------     ---------       ---------       ------

Net income                                        $   9,990           5.9%      $   8,359          5.5%
                                                  =========     =========       =========       ======

Per share data:

Net income per share - basic                      $    0.37                     $    0.31
                                                  =========                     =========
Weighted average number of common
 shares outstanding                                  26,897                        26,894
                                                  =========                     =========

Net income per share - diluted                    $    0.36                     $    0.30
                                                  =========                     =========
Weighted average number of common
and common equivalent shares                         28,023                        28,203
                                                  =========                     =========

Supplemental Information:

Earnings before interest, taxes,
     depreciation and amortization (EBITDA)(a)    $  21,273                     $  17,301

Reconciliation of net income to EBITDA:

Net income, as reported                           $   9,990                     $   8,359
Add back income tax provision                         7,238                         5,836
Less net interest income                               (118)                         (227)
                                                  ---------                     ---------
Income from operations                               17,110                        13,968
Add back depreciation                                 3,553                         2,957
Add back amortization                                   610                           376
                                                  ---------                     ---------
EBITDA                                            $  21,273                     $  17,301




(a) EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.